                                                                    EXHIBIT 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant  to 18  U.S.C.  1350,  as  adopted  pursuant  to  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  undersigned,  A.  F.  Petrocelli,  Chairman,
President and Chief Executive  Officer of United Capital Corp., (the "Company"),
does hereby  certify,  with  respect to the  Quarterly  Report of the Company on
Form10-Q for the period ended June 30, 2005 (the "Report") that:

1.   The Report fully complies with the  requirements  of Section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

2.   The information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

Date:  August 4, 2005

                                                     By: /s/ A. F. Petrocelli
                                                         -----------------------
                                                         A. F. Petrocelli
                                                         Chairman, President and
                                                         Chief Executive Officer